Exhibit 99.1

SurgePays Forms Redline Wireless Group to Scale LinkUp Mobile Across 20,000 Plus Dealers

New joint venture with one of the largest wireless master distribution organizations in the US is expected to be cash flow positive in its first month of operations

BARTLETT, Tenn., August 5, 2026 (GLOBE NEWSWIRE) — SurgePays, Inc. (NASDAQ: SURG) (“SurgePays” or the “Company”), a wireless and fintech technology company connecting subprime and underserved consumers to essential mobile and financial services, today announced the formation of Redline Wireless Group, LLC (“Redline”), a Wyoming limited liability company established as a joint venture between the Company and one of the largest wireless master distribution organizations in the United States (the “Contributing Member”), which operates an executed dealer agreement footprint of more than 20,000 active independent prepaid wireless dealers. Redline has been formed to market, distribute, and support prepaid wireless services nationwide across this independent dealer footprint.

Redline will combine, in a single joint venture entity, the Company’s MVNO infrastructure, including the LinkUp Mobile consumer brand, billing and provisioning systems, customer service and technical support, general and administrative infrastructure, and the Company’s operations center, with access to the Contributing Member’s national independent dealer prepaid wireless distribution channel. “We are pairing our full MVNO infrastructure with one of the largest independent dealer distribution footprints in the country, more than 20,000 active dealers already selling prepaid wireless every day. Our team spent over a year with LinkUp Mobile integrating and developing the systems in a live environment to support this level of scale, with the intention of building one of the largest prepaid wireless companies in the nation. Both parties share the goal of reaching more than 1 million subscribers in the coming years. Even our most conservative internal models show Redline generating more revenue and profit by month 18 than any prior SurgePays subsidiary has achieved,” said Brian Cox, Chairman and Chief Executive Officer of SurgePays.

Redline is owned 51% by SurgePays, as controlling and managing member, and 49% by the Contributing Member (or an entity designated by the Contributing Member), as noncontrolling member. SurgePays intends to consolidate Redline as a majority-owned controlled subsidiary in accordance with Accounting Standards Codification 810, with the Contributing Member’s 49% economic interest reported as a noncontrolling interest.

About SurgePays, Inc.

SurgePays, Inc. (NASDAQ: SURG) is a wireless and fintech technology company connecting the approximately 138 million subprime and underserved consumers in the United States to essential mobile and financial services. The Company operates a proprietary point of sale platform installed in approximately 9,000 convenience stores nationwide, and owns and operates the LinkUp Mobile, Torch Wireless, HERO MVNE, and ProgramBenefits.com brands and platforms. By combining physical distribution with data driven technology, SurgePays is building a scalable platform designed to increase engagement and drive recurring revenue across multiple product categories. SurgePays is headquartered in Bartlett, Tennessee. For more information, please visit www.surgepays.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (15 U.S.C. §78u-5). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions, including with respect to the formation and operations of Redline Wireless Group, LLC, the in kind nature of the Company’s contributions to Redline, the expectation that Redline will be cash flow positive from its first month of commercial operations, the future subscriber growth of Redline and the LinkUp Mobile brand, including the parties’ shared objective of exceeding 1 million subscribers, the parties’ internal financial projections for Redline, comparisons of Redline’s projected revenue and profitability to the historical results of prior SurgePays subsidiaries, the intended consolidation of Redline in the Company’s financial statements under Accounting Standards Codification 810. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Investor Relations Contact

SurgePays, Inc.

ir@surgepays.com

Company Contact

SurgePays, Inc.

3124 Brother Blvd., Suite 104

Bartlett, TN 38133

www.surgepays.com

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